Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 of the Registration Statement (No. 333-231069) on Form S-1 of CCF Holdings LLC of our report dated April 7, 2019, relating to the consolidated financial statements of CCF Holdings LLC and Subsidiaries and Community Choice Financial, Inc. and Subsidiaries, appearing in the Prospectus, which is part of this Amended Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Raleigh, North Carolina

June 28, 2019